EXHIBIT 32

CERTIFICATIONS REQUIRED PURSUANT TO 18 U.S.C. § 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned President and Chief Executive Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K/A of the Company for the year ended March 5, 2005 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ NORBERT E. WOODHAMS
Norbert E. Woodhams
January 3, 2006

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Principal Financial Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K/A of the Company for the year ended March 5, 2005 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JOSEPH W. MEYERS
Joseph W. Meyers
January 3, 2006